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                                                                   EXHIBIT 11


                       HUTCHINSON TECHNOLOGY INCORPORATED
                        STATEMENT REGARDING COMPUTATION
                       OF NET INCOME PER SHARE - UNAUDITED
                      (In thousands, except per share data)


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                                           Thirteen Weeks Ended        Thirty-Nine Weeks Ended
                                          ----------------------       ------------------------
                                          June 29,       June 23,       June 29,       June 23,
                                            1997           1996           1997           1996
                                          -------        -------        -------        -------
NET INCOME                                $13,698        $ 5,199        $41,498        $12,393
                                          -------        -------        -------        -------
                                          -------        -------        -------        -------
NET INCOME PER SHARE -
PRIMARY:

Weighted average common
   shares outstanding                      19,531         16,353         17,834         16,347

Dilutive effect of stock options
   outstanding after application
   of treasury stock method                   745            465            692            468
                                          -------        -------        -------        -------
                                           20,276         16,818         18,526         16,815
                                          -------        -------        -------        -------
                                          -------        -------        -------        -------
PRIMARY
NET INCOME PER SHARE                      $   .68        $   .31        $  2.24        $   .74
                                          -------        -------        -------        -------
                                          -------        -------        -------        -------


NET INCOME PER SHARE -
FULLY DILUTED:

Weighted average common
   shares outstanding                      19,531         16,353         17,834         16,347

Dilutive effect of stock options
   outstanding after application
   of treasury stock method                   745            465            770            468
                                          -------        -------        -------        -------
                                           20,276         16,818         18,604         16,815
                                          -------        -------        -------        -------
                                          -------        -------        -------        -------
FULLY DILUTED
NET INCOME PER SHARE                      $   .68        $   .31        $  2.23        $   .74
                                          -------        -------        -------        -------
                                          -------        -------        -------        -------

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